EXHIBIT 99.5
Authorization Form
                                                 Pennichuck Corporation
                                                 Dividend Reinvestment and
                                                 Common Stock Purchase Plan

Please print all items except signatures. Questions? Call (603) 882-5191 between 8 a.m. and 4:30 P.M. Mail your completed Authorization Form in the courtesy envelope provided to:


            Pennichuck Corporation
            Dividend Reinvestment and Common Stock Purchase Plan
            c/o First National Bank of Boston
            P.O. Box 1681
            Boston, Massachusetts 02105-1681


A.  Enrolling in the Plan


[ ] I wish to enroll by making an initial investment. Enclosed is a check or money order for $______________ ($500 minimum/$3,000 maximum) payable to " First National Bank of Boston".


B.  Your Mailing Address

Please print your complete mailing address so that we may process your enrollment.

First Name:__________________________M.I.____Last Name:___________________
Street Number:_______________________Apartment Number:____________________
Street:___________________________________________________________________
City:________________________________State:___________Zip:________________
Daytime Telephone:(____)_____________Evening Telephone:(____)_____________

C.  Dividend Reinvestment
[ ]  Full Dividend Reinvestment.  Automatic dividend reinvestment on all shares.
[ ] Partial Dividend Reinvestment. Automatic dividend reinvestment of the percentage of dividends on shares registered in my name indicated as follows:
[ ] 50%      [ ] 60%      [ ] 70%      [ ] 80%      [ ] 90%
(A minimum of at least 50% of dividends must be reinvested under the Plan.)

D.  Your Account Registration
Type of Account: Please check one box and provide all requested information. Please print clearly.

[ ] Individual or joint. joint accounts will presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

Owner's First Name:________________M.I.______Last Name:___________________
Owner's Soc. Sec. #:______________________________________________________
Joint Owner's First Name:__________M.I.______Last Name:___________________

[ ] Custodial. A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minor Act in the minor's state of residence.

Custodian's first Name:____________M.I.______Last Name:___________________
Minor's First Name:________________M.I.______Last Name:___________________
Minor's Soc. Sec. #:_______________Minor's State of Residence:____________

[ ] Trust. Account is established in accordance with provisions of a trust agreement.

Trustee Name:______________Name of Trust:______________Trust Date:________
Tax ID #:__________________Beneficiary:___________________________________

Please complete other side of form

E.  Signatures

By signing this form, I request enrollment, certifying that I have received and read the prospectus describing the Pennichuck Corporation Dividend Reinvestment and Common Stock Purchase Plan. I agree to abide by the terms and conditions of the Plan. If I am not currently a shareholder, I certify that I am a resident of the State of New Hampshire. I hereby appoint The First National Bank of Boston as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to First National of Boston. All joint owners must sign.


Under penalties of perjury, I also certify that: A. The Social Security Number(s) shown on this form is my/our correct Social Security Number(s) or Tax Payer ID Number(s). B. I am not subject to backup withholding either because (1) I have not been notified by the internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check this box [ ] if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns.)

Signature________________________________Date:____________________________

Signature:_______________________________Date:____________________________


(LOGO)  Pennichuck Corporation
        4 Water Street
        PO Box 448
        Nashua, NH 03061-0448
        603/882-5191
        Fax 603/882-4125
                              Please be sure to complete and sign this form.